Exhibit 10.1
CHANGE IN TERMS AGREEMENT	Anchor Mutual Savings Bank
215 E Market, PO Box 348
Aberdeen, Washington 98520
(360)532-6222

LOAN NUMBER	ORIGINAL PRINCIPAL	CURRENT PRINCIPAL	ORIGINAL AGREEMENT	AGREEMENT CHANGE
	BALANCE	BALANCE	DATE	DATE
720319491	$1,819,000.00	$544,514.00	November 18, 2008	June 30, 2010
DESCRIPTION OF THE EXISTING DEBT ("Existing Debt")
Promissory Note from Borrower to Lender dated November 18, 2008 in the Original Principal amount of One Million Eight Hundred Nineteen Thousand Dollars and 00/100 ($1,819,000.00), a Change in Terms dated 9/16/2009, 12/28/2009 and 1/21/2010 with a current outstanding Principal Balance of Five Hundred Forty-Four Thousand Five Hundred Fourteen Dollars and 00/100 ($544,514.00).

BORROWER INFORMATION

Paneltech Products, Inc.
2999 John Stevens Way
Hoquiam, WA 98550

BORROWER. The term "Borrower" means each party identified above.

LENDER. The term "Lender" means Anchor Mutual Savings Bank whose address is 215 E Market, PO Box 348, Aberdeen, Washington 98520 , its successors and assigns.

COLLATERAL. The following items are the security documents related to this Agreement:

●
Security Agreement dated June 30, 2010 evidencing security interest in UCC-1 filing on a new equipment to be purchased for this loan request and any other available equipment not previously filed on. Once Detailed equipment information is obtained during the purchase and installation phase a UCC-1 and UCC-3 filing with details on equipment will be filed on Equipment;.

TERMS AND PROVISIONS. In consideration of the promises contained in this Agreement and in the instruments evidencing the Existing Debt, and of other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, Borrower agrees to the following provisions:

1.	The instrument evidencing the Existing Debt is modified and supplemented as follows:
Borrower and Lender agree to extend the conversion to permanent financing to 10/1/2010.

All terms (except those modified by the agreement) of the original note and the mortgage (if applicable) remain intact.

2.
Ratification and Continued Validity. Except for the terms expressly modified by this Agreement, by signing this Agreement Borrower acknowledges that Borrower is still bound by the terms of the instruments and prior modifications, extensions, and supplements evidencing the Existing Debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind Borrower as provided in this Agreement and those instruments. Lender's consent to this Agreement does not waive the right to strictly enforce Lender's rights under this Agreement or the instruments evidencing the Existing Debt. Lender's consent to this Agreement does not mean that Lender must enter into another agreement like this one in the future. Lender and Borrower intend that this Agreement does not replace the Existing Debt but restates it as modified.

3.
Others Responsible for the Debt. Lender and Borrower intend that anyone else who is liable for the Existing Debt, including, without limitation, cosigners, guarantors, and coborrowers, are not relieved of any obligation except as expressly relieved in this Agreement or other writing. Borrower agrees that the liability of each person who signed the instruments evidencing the Existing Debt, whether primary or secondary, continues in full force and effect, even if that person does not sign this Agreement. This promise applies not only to this Agreement but also to any extension, modification, or other agreement Borrower makes with Lender that represents a debt which includes cosigners, guarantors, coborrowers, and others having similar liability. Borrower understands that this Agreement is contingent on the continued liability of each person who signed the documents evidencing the Existing Debt, whether or not that person signs this Agreement.

4.
Pronouns and Gender. In this Agreement, whenever the circumstances or the context so requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.

5.
 Miscellaneous Terms. Borrower agrees that if Lender delays or forgoes enforcing Lender's rights under this Agreement in any particular instance, Lender retains the right to strictly enforce the same provision in any other instance, or later in the same instance. Every person signing this Agreement waives, to the extent allowed by law, presentment, demand, protest, and notice of dishonor. Every person signing this Agreement agrees that Lender may renew, extend, supplement, or otherwise modify the debt represented by this Agreement and the documents evidencing the Existing Debt without the permission of any other person who is liable, and such modification will not release or reduce the liability of any party, even if that party does not sign this Agreement.

ORAL AGREEMENTS DISCLAIMER. Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

By signing this Change In Terms Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.

Paneltech Products, Inc.

/s/ Scott Olmstead		/s/ Leroy Nott
By: Scott Olmstead	Date	By: Leroy Nott	Date
Its: Secretary		Its: President

By signing this Change In Terms Agreement, Lender acknowledges reading, understanding, and agreeing to all its provisions.

Anchor Mutual Savings Bank

/s/ Jami Hanson
By: Jami Hanson	Date
Its: GH Business Banking Officer